SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 8, 2013

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-56 39th Avenue, Room #305

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 5, 2013, Mr. Zhang Mingwei advised the Board of Directors of the Registrant of his intention to retire from his position as Chief Financial Officer of the Registrant. His retirement is not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Zhang’s retirement is expected to occur after the Registrant files its upcoming annual report on Form 10-K for the year ended June 30, 2013.

Mr. Cao Lei, CEO and Chairman of the Board of Directors of the Registrant, thanked Mr. Zhang for his years of service, saying, “We are extremely appreciative of the years of dedication and service Mingwei has given to Sino-Global. He was instrumental in many aspects of our Company even dating back to our days before we were publicly held. On behalf of the board of directors, shareholders and employees, we thank Mingwei for his guidance and support and appreciate his counsel.” Mr. Zhang will retain his position as a member of the Board of Directors of the Registrant following his retirement.

ITEM 8.01	OTHER EVENTS

On August 8, 2013, the Registrant issued a press release announcing the transition plan in connection with the planned retirement of Mr. Zhang. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
	99.1	Press release, dated August 8, 2013, entitled “Sino-Global Discusses Transition Plan in Connection with Retirement of Chief Financial Officer Mr. Zhang Mingwei.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Cao Lei
Cao Lei
Chief Executive Officer

Dated: August 8, 2013